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                                                                   EXHIBIT 99.2

                       FASTCOMM COMMUNICATIONS CORPORATION

                     FORM OF NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of FastComm Communications Corporation (the "Corporation"):

     Optionee:                     ---------------------------------------------

     Grant Date:                   ---------------------------------------------

     Vesting Commencement Date:    ---------------------------------------------

     Exercise Price:               ---------------------------------------------

     Number of Option Shares:      ---------------------------------------------

     Expiration Date:              ---------------------------------------------

     Type of Option:               ---------------------------------------------

     Installment Exercise Schedule: The Option shall become exercisable for thirty-three percent (33%) of the Option Shares upon the Optionee's completion of twelve (12) full months of Service measured from the Vesting Commencement Date. The Option shall become exercisable for the balance of the Option Shares in a series of two (2) successive equal annual installments upon Optionee's completion of each additional full year of Service over the two year (2) period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

     The Option shall be governed by terms and conditions of the 1999 Stock Option Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     Optionee hereby further acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's



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Service at any time for any reason, with or without cause.

     Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                                           FastComm Communications Corporation

                                           By:
----------------,-----                            ------------------------------
                                           Title: President and CEO

                                           ------------------------------------,
                                           OPTIONEE

                                           Address:
                                                   -----------------------------

                                           -------------------------------------



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